                     [JAFFE, RAITT, HAUER & WEISS LETTERHEAD]



                                  February 2, 1999

Eltrax Systems, Inc.
2000 Town Center
Suite 690
Southfield, MI  448075

Re:       Eltrax Systems, Inc.
          Registration Statement on Form S-4
         (Registration No. 333-68699)

Ladies and Gentlemen:

     This opinion is furnished to you at the request of Eltrax Systems, Inc., a Minnesota corporation ("Eltrax") and Sulcus Acquiring Corp., a Pennsylvania corporation ("SAC"), pursuant to a Registration Statement on Form S-4, originally filed with the Securities and Exchange Commission (the "Commission") on December 10, 1998 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). Capitalized terms not otherwise defined herein are as defined in the Agreement and Plan of Merger dated November 11, 1998 (the "Merger Agreement"), by and among Eltrax, SAC and Sulcus Hospitality Technologies Corp. ("Sulcus"), whereby SAC will be merged with and into Sulcus, with Sulcus being the surviving corporation (the "Merger").

     In that connection, we have examined such corporate proceedings, documents, records and matters of law as we have deemed necessary to enable us to render this opinion.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all document submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than Eltax and SAC and the due authorization, execution and delivery of all documents by the parties thereto other than Eltax and SAC. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representatives of Eltrax.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the internal laws of the State of

Eltrax Systems, Inc.
February 2, 1999
Page 2

Michigan, and the Minnesota Business Corporation Act and the Pennsylvania Business Corporation Law of 1988.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that in our opinion, the shares of Eltrax common stock, $0.01 par value, to be issued to the Sulcus shareholders pursuant to the Merger (the "Shares") have been duly authorized and approved for issuance by the Boards of Directors of Eltrax and SAC in accordance with the terms of the Merger Agreement, and when
(i) the Registration Statement becomes effective under the Act, (ii) the stockholders of Eltrax and SAC have taken all necessary action to approve the issuance of the Shares, (iii) the Shares have been issued in accordance with the terms of the Merger Agreement and delivered to the shareholders of Sulcus in exchange for their shares of common stock of Sulcus, and (iv) certificates representing the Shares have been duly executed and delivered on behalf of Eltrax and SAC and duly registered by the Eltrax's transfer agent/registrar, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Michigan, the Minnesota Business Corporation Act or the Pennsylvania Business Corporation Law of 1988 be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to Eltrax pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of the Registration Statement.

                                 Very truly yours,

                            JAFFE, RAITT, HEUER & WEISS
                              Professional Corporation

                               /s/ Jeffrey L. Forman
                               ----------------------------------
                                 Jeffrey L. Forman